Exhibit 99.1

Arrow Electronics Reports Fourth-Quarter 2015 Non-GAAP Earnings Per Share of $1.94

-- Full-Year 2015 Non-GAAP Earnings Per Share of $6.19 --
-- Full-Year 2015 Cash Flow from Operations of $655 Million --

CENTENNIAL, Colo.--(BUSINESS WIRE)--February 4, 2016--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2015 net income of $158.5 million, or $1.69 per share on a diluted basis, compared with net income of $116.2 million, or $1.18 per share on a diluted basis, in the fourth quarter of 2014. Excluding certain items1, net income would have been $182.1 million, or $1.94 per share on a diluted basis, in the fourth quarter of 2015, compared with net income of $184.4 million, or $1.88 per share on a diluted basis, in the fourth quarter of 2014. Fourth-quarter sales of $6.75 billion increased 6 percent from sales of $6.4 billion in the prior year. Fourth-quarter sales, adjusted for the impact of acquisitions and changes in foreign currencies, increased 4 percent year over year. In the fourth quarter of 2015, changes in foreign currencies had negative impacts on growth of approximately $270 million on sales and $.11 or 6 percent on earnings per share on a diluted basis compared to the fourth quarter of 2014.

“Our strong execution during the fourth quarter drove record results. Both our global components and enterprise computing solutions businesses produced sales that were above the high end of our expectations resulting in earnings per share of $1.94 that was also above the high end of what we had anticipated,” said Michael J. Long, chairman, president, and chief executive officer. “We continue to differentiate our businesses with our focus on design and value-added services for global components, and our solution-selling approach for enterprise computing solutions.”

Global components fourth-quarter sales of $3.67 billion grew 2 percent year over year. Fourth-quarter sales, as adjusted, were flat year over year. Americas components sales declined 4 percent year over year. Europe components sales grew 8 percent year over year. Sales in the region, as adjusted, grew 12 percent year over year. Asia-Pacific components sales grew 6 percent year over year. Sales in the region, as adjusted, declined 4 percent year over year.

Global enterprise computing solutions fourth-quarter sales of $3.08 billion grew 10 percent year over year. Americas sales grew 11 percent year over year. Sales in the region, as adjusted, grew 5 percent year over year. Europe sales grew 7 percent year over year. Sales in the region, as adjusted, grew 22 percent year over year. “Enterprise computing solutions posted record fourth-quarter sales and operating income, and our software sales continued to contribute a greater percentage of our product mix,” added Mr. Long.

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

FULL-YEAR RESULTS

Arrow’s net income for 2015 was $497.7 million, or $5.20 per share on a diluted basis, compared with net income of $498 million, or $4.98 per share on a diluted basis, in 2014. Excluding certain items1, net income would have been $592.3 million, or $6.19 per share on a diluted basis, in 2015, compared with net income of $593 million, or $5.93 per share on a diluted basis, in 2014. 2015 sales of $23.28 billion increased 2 percent from sales of $22.77 billion in 2014. Sales, adjusted for acquisitions and changes in foreign currencies, increased 3 percent year over year. In 2015, changes in foreign currencies had negative impacts on growth of approximately $1.22 billion on sales and $.38 or 6 percent on earnings per share on a diluted basis compared to 2014.

“We delivered excellent growth in 2015 despite the challenging economic environment, with sales, as adjusted, up 3 percent year over year, and diluted earnings per share of $6.19 up 11 percent year over year adjusted for changes in foreign currencies,” said Mr. Long.

“Cash flow from operations was $655 million in 2015 as we continue to exceed our cash flow target,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer. “The strong management of our balance sheet and cash flow provided the opportunity for Arrow to reduce leverage during the fourth quarter, and return approximately $341 million to shareholders through our stock repurchase program in 2015.”

GUIDANCE

“As we look to the first quarter, we believe that total sales will be between $5.25 billion and $5.65 billion, with global components sales between $3.55 billion and $3.75 billion, and global enterprise computing solutions sales between $1.7 billion and $1.9 billion. As a result of this outlook, we expect earnings per share on a diluted basis, excluding any charges, to be in the range of $1.34 to $1.46 per share. Our guidance assumes an average tax rate in the range of 27 to 29 percent and average diluted shares outstanding are expected to be 93 million. We are expecting the average USD-to-Euro exchange rate for the first quarter to be approximately $1.10 to €1,” said Mr. Reilly.

As disclosed today in a Form 8-K filed with the Securities and Exchange Commission, on January 22, Arrow determined that it had been the target of a criminal fraud by persons impersonating a company executive, which resulted in unauthorized transfers of cash from a Company account to outside bank accounts in Asia. Investigation and legal action by the Company and law enforcement are ongoing and the results of, and timing to conclude, these investigations are uncertain. The Company expects to record a one-time charge of $13 million in the first quarter of 2016. To date, the findings of our ongoing investigation indicate that this is an isolated event not associated with a security breach or loss of data.

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations serving over 85 countries.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Sales	$6,751,342	$6,396,879	$23,282,020	$22,768,674
Costs and expenses:
Cost of sales	5,912,376	5,581,020	20,246,770	19,772,779
Selling, general, and administrative expenses	529,089	506,074	1,986,249	1,959,749
Depreciation and amortization	37,900	40,693	155,754	156,048
Restructuring, integration, and other charges	17,666	14,660	68,765	39,841
Trade name impairment charge	-	78,000	-	78,000
	6,497,031	6,220,447	22,457,538	22,006,417
Operating income	254,311	176,432	824,482	762,257
Equity in earnings of affiliated companies	2,147	2,528	7,037	7,318
Gain on sale of investment	-	-	2,008	29,743
Loss on prepayment of debt	-	-	2,943	-
Interest and other financing expense, net	34,442	29,906	135,401	115,985
Other Expense	1,500	-	3,000	-
Income before income taxes	220,516	149,054	692,183	683,333
Provision for income taxes	61,108	32,768	191,697	184,943
Consolidated net income	159,408	116,286	500,486	498,390
Noncontrolling interests	916	109	2,760	345
Net income attributable to shareholders	$158,492	$116,177	$497,726	$498,045

Net income per share:
Basic	$1.71	$1.20	$5.26	$5.05
Diluted	$1.69	$1.18	$5.20	$4.98

Weighted average shares outstanding:
Basic	92,731	96,794	94,608	98,675
Diluted	94,039	98,102	95,686	99,947

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$273,090	$400,355
Accounts receivable, net	6,161,418	6,043,850
Inventories	2,466,490	2,335,257
Other current assets	285,473	253,145
Total current assets	9,186,471	9,032,607
Property, plant, and equipment, at cost:
Land	23,547	23,770
Buildings and improvements	162,011	144,530
Machinery and equipment	1,250,115	1,146,045
	1,435,673	1,314,345
Less: Accumulated depreciation and amortization	(735,495)	(678,046)
Property, plant, and equipment, net	700,178	636,299
Investments in affiliated companies	73,376	69,124
Intangible assets, net	389,326	335,711
Cost in excess of net assets of companies acquired	2,368,832	2,069,209
Other assets	303,747	292,351
Total assets	$13,021,930	$12,435,301
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5,192,665	$5,027,103
Accrued expenses	819,463	797,464
Short-term borrowings, including current portion of long-term debt	44,024	13,454
Total current liabilities	6,056,152	5,838,021

Long-term debt	2,380,575	2,067,898
Other liabilities	390,392	370,471
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2015 and 2014
Issued – 125,424 shares in both 2015 and 2014	125,424	125,424
Capital in excess of par value	1,107,314	1,086,082
Treasury stock (34,501 and 29,529 shares in 2015 and 2014, respectively), at cost	(1,480,069)	(1,169,673)
Retained earnings	4,674,480	4,176,754
Accumulated other comprehensive loss	(284,706)	(64,617)
Total shareholders' equity	4,142,443	4,153,970
Noncontrolling interests	52,368	4,941
Total equity	4,194,811	4,158,911
Total liabilities and equity	$13,021,930	$12,435,301

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Quarter Ended December 31,
	2015	2014
Cash flows from operating activities:
Consolidated net income	$159,408	$116,286
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	37,900	40,693
Amortization of stock-based compensation	13,491	10,647
Equity in earnings of affiliated companies	(2,147)	(2,528)
Deferred income taxes	(21,048)	(37,112)
Restructuring, integration, and other charges	13,199	11,222
Trade name impairment charge	-	78,000
Excess tax benefits from stock-based compensation arrangements	(48)	(152)
Other	2,837	657
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(1,125,272)	(1,078,058)
Inventories	2,100	(112,860)
Accounts payable	1,352,100	1,260,888
Accrued expenses	115,668	162,561
Other assets and liabilities	(4,053)	6,809
Net cash provided by operating activities	544,135	457,053

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(1,821)	(33,359)
Acquisition of property, plant, and equipment	(41,744)	(34,624)
Proceeds from sale of facilities	3,496	-
Net cash used for investing activities	(40,069)	(67,983)
Cash flows from financing activities:
Change in short-term and other borrowings	(42,576)	(3,298)
Proceeds from (repayment of)long-term bank borrowings, net	(366,700)	(134,800)
Proceeds from exercise of stock options	178	775
Excess tax benefits from stock-based compensation arrangements	48	152
Repurchases of common stock	(149,833)	(115,352)
Other	(1,937)	(1,499)
Net cash used for financing activities	(560,820)	(254,022)
Effect of exchange rate changes on cash	(6,900)	7,074
Net increase (decrease) in cash and cash equivalents	(63,654)	142,122
Cash and cash equivalents at beginning of period	336,744	258,233
Cash and cash equivalents at end of period	$273,090	$400,355

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Consolidated net income	$500,486	$498,390
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	155,754	156,048
Amortization of stock-based compensation	47,274	41,930
Equity in earnings of affiliated companies	(7,037)	(7,318)
Deferred income taxes	5,833	(25,744)
Restructuring, integration, and other charges	51,305	29,324
Trade name impairment charge	-	78,000
Gain on sale of investment	(2,008)	(18,269)
Excess tax benefits from stock-based compensation arrangements	(5,911)	(7,129)
Other	10,894	2,686
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(68,990)	(521,613)
Inventories	(42,790)	(210,789)
Accounts payable	33,398	628,697
Accrued expenses	4,834	12,396
Other assets and liabilities	(27,963)	16,692
Net cash provided by operating activities	655,079	673,301
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(514,731)	(162,881)
Acquisition of property, plant, and equipment	(154,800)	(122,505)
Proceeds from sale of facilities	3,496	-
Proceeds from sale of investment	2,008	40,542
Net cash used for investing activities	(664,027)	(244,844)

Cash flows from financing activities:
Change in short-term and other borrowings	(46,645)	(12,541)
Proceeds from (repayment of) long-term bank borrowings, net	(128,000)	(145,000)
Net proceeds from note offering	688,162	-
Redemption of notes	(254,313)	-
Proceeds from exercise of stock options	14,900	21,788
Excess tax benefits from stock-based compensation arrangements	5,911	7,129
Repurchases of common stock	(356,434)	(304,763)
Other	(7,768)	(1,499)
Net cash used for financing activities	(84,187)	(434,886)
Effect of exchange rate changes on cash	(34,130)	16,182
Net increase (decrease) in cash and cash equivalents	(127,265)	9,753
Cash and cash equivalents at beginning of year	400,355	390,602
Cash and cash equivalents at end of year	$273,090	$400,355

ARROW ELECTRONICS, INC. NON-GAAP SALES RECONCILIATION (In thousands) (Unaudited)

	Quarter Ended December 31,
	2015	2014	% Change

Consolidated sales, as reported	$6,751,342	$6,396,879	5.5%
Impact of changes in foreign currencies	-	(283,102)
Impact of acquisitions	143	359,241
Consolidated sales, as adjusted	$6,751,485	$6,473,018	4.3%

Global components sales, as reported	$3,668,804	$3,591,212	2.2%
Impact of changes in foreign currencies	-	(132,631)
Impact of acquisitions	143	213,732
Global components sales, as adjusted	$3,668,947	$3,672,313	(0.1%)

Europe components sales, as reported	$972,125	$896,334	8.5%
Impact of changes in foreign currencies	-	(114,518)
Impact of acquisitions	143	85,152
Europe components sales, as adjusted	$972,268	$866,968	12.1%

Asia components sales, as reported	$1,215,242	$1,151,852	5.5%
Impact of changes in foreign currencies	-	(13,492)
Impact of acquisitions	-	123,001
Asia components sales, as adjusted	$1,215,242	$1,261,361	(3.7%)

Global ECS sales, as reported	$3,082,538	$2,805,667	9.9%
Impact of changes in foreign currencies	-	(150,471)
Impact of acquisitions	-	145,509
Global ECS sales, as adjusted	$3,082,538	$2,800,705	10.1%

Europe ECS sales, as reported	$1,054,926	$983,620	7.2%
Impact of changes in foreign currencies	-	(120,591)
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$1,054,926	$863,029	22.2%

Americas ECS sales, as reported	$2,027,612	$1,822,047	11.3%
Impact of changes in foreign currencies	-	(29,880)
Impact of acquisitions	-	145,509
Americas ECS sales, as adjusted	$2,027,612	$1,937,676	4.6%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014	% Change

Consolidated sales, as reported	$23,282,020	$22,768,674	2.3%
Impact of changes in foreign currencies	-	(1,315,027)
Impact of acquisitions	402,726	1,572,987
Consolidated sales, as adjusted	$23,684,746	$23,026,634	2.9%

Global components sales, as reported	$14,405,793	$14,313,026	0.6%
Impact of changes in foreign currencies	-	(737,358)
Impact of acquisitions	319,725	968,016
Global components sales, as adjusted	$14,725,518	$14,543,684	1.3%

Europe components sales, as reported	$3,874,744	$3,819,427	1.5%
Impact of changes in foreign currencies	-	(660,290)
Impact of acquisitions	104,634	382,318
Europe components sales, as adjusted	$3,979,378	$3,541,455	12.4%

Asia components sales, as reported	$4,720,210	$4,564,293	3.4%
Impact of changes in foreign currencies	-	(60,840)
Impact of acquisitions	211,745	500,494
Asia components sales, as adjusted	$4,931,955	$5,003,947	(1.4%)

Global ECS sales, as reported	$8,876,227	$8,455,648	5.0%
Impact of changes in foreign currencies	-	(577,670)
Impact of acquisitions	83,001	604,971
Global ECS sales, as adjusted	$8,959,228	$8,482,949	5.6%

Europe ECS sales, as reported	$2,913,995	$3,044,677	(4.3%)
Impact of changes in foreign currencies	-	(491,623)
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$2,913,995	$2,553,054	14.1%

Americas ECS sales, as reported	$5,962,232	$5,410,971	10.2%
Impact of changes in foreign currencies	-	(86,046)
Impact of acquisitions	83,001	604,971
Americas ECS sales, as adjusted	$6,045,233	$5,929,896	2.0%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Operating income, as reported	$254,311	$176,432	$824,482	$762,257
Intangible assets amortization expense	11,743	11,138	51,036	44,063
Restructuring, integration, and other charges	17,666	14,660	68,765	39,841
Trade name impairment charge	-	78,000	-	78,000
Operating income, as adjusted	$283,720	$280,230	$944,283	$924,161

Net income attributable to shareholders, as reported	$158,492	$116,177	$497,726	$498,045
Intangible assets amortization expense	9,537	9,105	41,256	35,965
Restructuring, integration, and other charges	13,199	11,222	51,304	29,324
Trade name impairment charge	-	47,911	-	47,911
Loss on prepayment of debt	-	-	1,808	-
(Gain)/loss on investments	921	-	175	(18,269)
Net income attributable to shareholders, as adjusted	$182,149	$184,415	$592,269	$592,976

Net income per basic share, as reported	$1.71	$1.20	$5.26	$5.05
Intangible assets amortization expense	0.10	0.09	0.44	0.36
Restructuring, integration, and other charges	0.14	0.12	0.54	0.30
Trade name impairment charge	-	0.49	-	0.49
Loss on prepayment of debt	-	-	0.02	-
(Gain)/loss on investments	0.01	-	0.00	(0.19)
Net income per basic share, as adjusted	$1.96	$1.91	$6.26	$6.01

Net income per diluted share, as reported	$1.69	$1.18	$5.20	$4.98
Intangible assets amortization expense	0.10	0.09	0.43	0.36
Restructuring, integration, and other charges	0.14	0.11	0.54	0.29
Trade name impairment charge	-	0.49	-	0.48
Loss on prepayment of debt	-	-	0.02	-
(Gain)/loss on investments	0.01	-	0.00	(0.18)
Net income per diluted share, as adjusted	$1.94	$1.88	$6.19	$5.93

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Sales:
Global components	$3,668,804	$3,591,212	$14,405,793	$14,313,026
Global ECS	3,082,538	2,805,667	8,876,227	8,455,648
Consolidated	$6,751,342	$6,396,879	$23,282,020	$22,768,674

Operating income (loss):
Global components	$149,940	$153,753	$649,396	$653,992
Global ECS	173,919	160,251	424,063	389,571
Corporate (a)	(69,548)	(137,572)	(248,977)	(281,306)
Consolidated	$254,311	$176,432	$824,482	$762,257

(a)	Includes restructuring, integration, and other charges of $17.7 million and $68.8 million for the fourth quarter and Year Ended 2015 and $14.7 million and $39.8 million for the fourth quarter and Year Ended 2014, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Global components operating income, as reported	$149,940	$153,753	$649,396	$653,992
Intangible assets amortization expense	6,657	5,463	27,125	21,962
Global components operating income, as adjusted	$156,597	$159,216	$676,521	$675,954

Global ECS operating income, as reported	$173,919	$160,251	$424,063	$389,571
Intangible assets amortization expense	5,086	5,675	23,911	22,101
Global ECS operating income, as adjusted	$179,005	$165,926	$447,974	$411,672

CONTACT:
Arrow Electronics, Inc.
Contact:
Steven O’Brien, 303-824-4544
Director, Investor Relations
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations, and
Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Vice President, Global Communications